Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated April 07, 2021, with respect to the consolidated financial statements of Mapil TopCo Limited, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Southampton, England

December 23, 2021